Exhibit 23.1

701 Evans Avenue	telephone:	(416) 626-6000
8th Floor	facsimile:	(416) 626-8650
Toronto, Ontario Canada	email:	info@mscm.ca
M9C 1A3	website:	www.mscm.ca

CONSENT OF INDEPENDENT AUDITORS

December 17, 2010

Board of Directors

Stalar 3, Inc.

11755 Wilshire Blvd., Suite 2000

Los Angeles, CA

90025

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Registered Public Accounting Firm of Stalar 3, Inc. dated December 13, 2010 in this Form 10-K for the fiscal year ended September 30, 2010 contemporaneously herewith and subject to any required amendments thereto.

Yours very truly,

/s/ MSCM LLP

MSCM LLP
Chartered Accountants